Exhibit 3.3
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SKILLED HEALTHCARE GROUP, INC.
[(ORIGINALLY INCORPORATED AS SHG HOLDING SOLUTIONS, INC.)]
     Skilled Healthcare Group, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), hereby certifies as follows:
     1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on October 21, 2005 under the name “SHG Holding Solutions, Inc.,” as subsequently amended by that certain Restated Certificate of Incorporation, filed on December 27, 2005 with the Delaware Secretary of State and as subsequently amended by that certain Certificate of Amendment to Restated Certificate of Incorporation filed on ___, 2007 with the Delaware Secretary of State (collectively, the “Certificate of Incorporation”).
     2. This Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) has been duly adopted by action by written consent of the stockholders pursuant to Section 228 of the Delaware General Corporation Law and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation. Effective upon filing with the Delaware Secretary of State, this Amended and Restated Certificate of Incorporation restates, amends and supercedes the provisions of the Certificate of Incorporation and all prior amendments and restatements of the Certificate of Incorporation.
     3. The Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:
I.
     The name of this corporation is Skilled Healthcare Group, Inc.
II.
     The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
III.
     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

IV.
     A. AUTHORIZED CAPITAL STOCK. The total number of shares of stock which the Corporation has authority to issue is [250,000,000 shares], consisting of:
1)	[25,000,000] [approx 10% of sum of Class A and Class B authorized below] shares of Preferred Stock; $0.001 par value per share (the “Preferred Stock”);

2)	[175,000,000] shares of Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”); and

3)	[50,000,000] shares of Class B Common Stock, $0.001 par value per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”).
     B. PREFERRED STOCK. Subject to the limitations and in the manner provided by law, the Board of Directors of the Corporation (the “Board of Directors”) or a duly-authorized committee of the Board of Directors, in accordance with the laws of the State of Delaware, is hereby authorized to, from time to time, provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); provided that, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series as well as the number of shares authorized for issuance in each series; (iii) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other Corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and (x) any other rights, powers, preferences of such shares as are permitted by law.

     C. COMMON STOCK. Certain capitalized terms used in this Article IV, Section C shall have the meaning given to such terms in Article IV, Section D. Except as otherwise provided herein or by law, all shares of Common Stock (both shares of Class A Common Stock and shares of Class B Common Stock), shall be identical in all respects and shall entitle the holders thereof to the same powers, privileges and rights, subject to the same qualifications, limitations and restrictions. Without limiting the foregoing provisions of this paragraph, whenever any dividend or distribution (including any distribution upon liquidation, dissolution or winding up of the Corporation or upon the reclassification of shares or a recapitalization of the Corporation) is made on the shares of Class A Common Stock, a like dividend or distribution shall be made on the shares of Class B Common Stock, and, whenever any dividend or distribution (including any distribution upon liquidation, dissolution or winding up of the Corporation or upon the reclassification of shares or a recapitalization of the Corporation) is made on the shares of Class B Common Stock, a like dividend or distribution shall be made on the shares of Class A Common Stock; provided, however, that at any time when shares of Class B Common Stock are outstanding no dividend or other distribution shall be payable in shares of Class A Common Stock or Class B Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class A Common Stock or Class B Common Stock (including a distribution pursuant to a stock split or a division of such class of stock or a recapitalization of the Corporation), unless only shares of Class A Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class A Common Stock shall be distributed with respect to any outstanding shares of Class A Common Stock and simultaneously only a like number per share of shares of Class B Common Stock or securities convertible into, exchangeable for or exercisable to acquire shares of Class B Common Stock and otherwise in all material respects having the same powers, privileges and rights as the securities distributed with respect to the shares of Class A Common Stock shall be distributed with respect to any outstanding shares of Class B Common Stock. The Corporation shall not subdivide or combine (by stock split, reverse stock split, recapitalization, merger, consolidation or other transaction) its shares of Class A Common Stock or Class B Common Stock, as the case may be, without in the same manner subdividing or combining its shares of Class B Common Stock or Class A Common Stock, respectively.
     Section 1. Voting Rights.
     Except as otherwise provided herein or by law, the holders of shares of Common Stock shall have the power to vote on all matters on which stockholders of the Corporation may vote (or to consent in lieu of a vote at a meeting) and on all matters on which the holders of Common Stock shall be entitled to vote (or consent in lieu of a vote at a meeting) the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as though holders of a single class of capital stock (or, if any holders of any other class or series of capital stock of the Corporation are entitled to vote together with the holders of Common Stock of any class, as though a single class with the holders of such other class or series as well as the holders of Common Stock) and shall have on each such matter the voting powers provided by the following provisions of this section.

(a) Holders of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held on all matters on which holders of Common Stock are entitled to vote.
(b) Holders of Class B Common Stock shall have ten votes for each share of Class B Common Stock held on all matters on which holders of Common Stock are entitled to vote, provided that from and after the time, if any, that the total number of outstanding shares of Class B Common Stock is 10% or less than the total number of shares of Common Stock outstanding, holders of Class B Common Stock shall have one vote for each share of Class B Common Stock held.
(c) In addition to any other voting right or power to which the holders of Class B Common Stock shall be entitled hereunder or by law, holders of Class B Common Stock shall be entitled to vote as a separate class, in addition to any other vote of stockholders that may be required, on the approval or adoption of (i) any alteration, repeal or amendment of the certificate of incorporation of the Corporation, whether by merger, operation of law or otherwise, that would adversely affect the powers, preferences or rights of the holders of Class B Common Stock, and (ii) any merger or consolidation of the Corporation with any other entity if, as a result, a share of Class B Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to a share of Class A Common Stock as a result of such merger or consolidation, other than a difference limited to preserving the relative voting power of the holders of Class A Common Stock and Class B Common Stock. In respect of any matter as to which the holders of the Class B Common Stock shall be entitled to a class vote in accordance with this section, holders shall have one vote for each share of Class B Common Stock held, and the affirmative vote of the holders of a majority of the shares of Class B Common Stock then outstanding shall be required for approval.
(d) In addition to any other voting right or power to which the holders of Class A Common Stock shall be entitled hereunder or by law, holders of Class A Common Stock shall be entitled to vote as a separate class, in addition to any other vote of stockholders that may be required, on the approval or adoption of (i) any alteration, repeal or amendment of the certificate of incorporation of the Corporation, whether by merger, operation of law or otherwise, that would adversely affect the powers, preferences or rights of the holders of Class A Common Stock, and (ii) any merger or consolidation of the Corporation with any other entity if, as a result, a share of Class B Common Stock would be converted into or exchanged for, or receive, any consideration that differs from that applicable to a share of Class B Common Stock as a result of such merger or consolidation, other than a difference limited to preserving the relative voting power of the holders of Class A Common Stock and Class B Common Stock. In respect of any matter as to which the holders of the Class A Common Stock shall be entitled to a class vote in accordance with this section, holders shall have one vote for each share of Class A Common Stock held, and the affirmative vote of the holders of a majority of the shares of Class A Common Stock then outstanding shall be required for approval.

     Section 2. Mandatory Conversion and Optional Conversion of Shares of Class B Common Stock.
(a) Upon the Transfer of a share of Class B Common Stock to any Person other than a member of the Class B Group, such share of Class B Common Stock so Transferred shall automatically, and without any notice to or action by the Corporation, the holder thereof or any other Person (other than the effectuation of the Transfer), convert into one share of Class A Common Stock. The Corporation shall not register or otherwise give effect to a Transfer of shares of Class B Common Stock referred to in the foregoing sentence without reflecting the conversion of such shares into shares of Class A Common Stock and, as soon as practicable after the Corporation has knowledge of any Transfer of shares of Class B Common Stock as to which conversion of such shares into shares of Class A Common Stock is required, shall effectuate the conversion of such shares. For the purpose of effectuating the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the provisions of this paragraph, the provisions of paragraph (e) of this section shall apply. The Corporation may require a legend on any certificate representing shares of Class B Common Stock indicating that the Transfer thereof may require conversion of such shares into shares of Class A Common Stock as provided by this paragraph.
(b) Each holder of Class B Common Stock shall be entitled to convert at any time, in the manner provided by paragraph (d) of this section, all or any portion of such holder’s Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted.
(c) The holders of a majority of the voting power of all the outstanding shares of Class B Common Stock shall be entitled to cause the conversion at any time in the manner provided by paragraph (d) of this section, all, but not less than all, of the outstanding shares of Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted. In the event of any such conversion, each share of Class B Common Stock which is then outstanding shall automatically, and without any notice to or action by the Corporation, the holder or any other Person, convert into one share of Class A Common Stock. For the purpose of effectuating the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the immediately preceding sentence, the provisions of paragraph (e) of this section shall apply.
(d) The right to convert shares of Class B Common Stock into shares of Class A Common Stock as provided by paragraph (b) of this section and the first sentence of paragraph (c) of this section shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into shares of Class A Common Stock, as shall be stated in such notice, and, if certificates representing any of the shares to be issued upon such conversion are to be issued in a name other than that of the holder of the share or shares converted, accompanied by an instrument of transfer, in form satisfactory to the Corporation and to the Corporation’s transfer agent for the Common Shares, duly executed by such holder or such holder’s duly authorized attorney, and the holder shall at such time also make payment or provision for payment of any taxes applicable to such Transfer if required by the following provisions of this subsection. As promptly as practicable following the surrender for conversion of a certificate representing shares to be converted with the notice and in the manner provided in this paragraph, and, in the event the conversion is effected in connection with a Transfer, the payment of any amount required by the provisions of this section to be paid by the holder in connection with such Transfer, the Corporation shall deliver or cause to be delivered at the office of the Transfer Agent a certificate or certificates representing the number of whole shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may have directed. The issuance of certificates for shares upon such a conversion shall be made without charge to the holders of the shares to be converted for any stamp or other similar stock transfer or documentary tax assessed in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares to be converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the shares to be converted accompanied by the required notice and payment, if any. Upon the date any such conversion is deemed effected, all rights of the holder of the converted shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares to be issued upon conversion of the shares surrendered for conversion shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, notwithstanding the foregoing, if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares are to be so issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.
(e) In the event of any conversion effected automatically without notice pursuant to paragraph (a) or paragraph (c) of this section, until the certificates representing shares which have been converted shall have been surrendered to the Corporation, such certificates shall represent the appropriate number of shares of Class A Common Stock into which the shares of Class B Common Stock represented by such certificates shall have been converted or, if not all shares have been so converted, the appropriate number of shares of Class A Common Stock into which the shares of Class B Common Stock represented by such certificates shall have been converted and the appropriate number of shares of Class B Common Stock represented by such certificates that have not been so converted. Upon surrender by any holder of certificates representing shares which have been automatically converted pursuant to paragraph (a) or paragraph (c) of this section, the Corporation shall issue to such holder a new certificate or certificates representing the number of shares of Class A Common Stock into which shares of Class B Common Stock represented by the surrendered certificates shall have been converted and, if not all shares of Class B Common Stock represented by the surrendered certificates have been so converted, the appropriate number of shares of Class B Common Stock that have not been so converted; provided that, in the event conversion is effected in connection with a Transfer, all required stamp and transfer taxes required to be paid in connection with such Transfer shall have been paid. Upon conversion of such shares of Class B Common Stock into shares of Class A Common Stock, all rights of the holder of the converted shares as such holder shall cease, and the holder of such converted shares and/or such holder’s transferee(s) shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock issuable upon such conversion. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date such conversion has been automatically effected, or if such automatic conversion is effected on any date when the stock transfer books of the Corporation shall be closed, such automatic conversion shall be considered to have been effected immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.
(f) No adjustments in respect of dividends declared and payable on Common Stock (of any class), or any other security into which shares of Class B Common Stock or Class A Common Stock shall be convertible, shall be made upon the conversion of shares of Class B Common Stock or Class A Common Stock as provided in this section; provided, however, that, if a share of Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on the shares or other security into which such share is convertible but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or any default in payment of the dividend or distribution due before the conversion.
(g) In the event of a reclassification of the Class A Common Stock or the Class B Common Stock, or a recapitalization of the Corporation or similar transaction, as a result of which the shares of Class A Common Stock or Class B Common Stock are converted into or exchanged for another security, then a holder of Class B Common Stock or Class A Common Stock, as the case may be, shall be entitled to receive upon conversion of such holder’s shares where permitted in accordance with the foregoing provisions of this section the amount per share of such other security that such holder would have received if such holder had converted any or all of such holder’s shares of Class B Common Stock into Class A Common Stock, as the case may be, immediately prior to the record date of such reclassification, recapitalization or similar transaction.
(h) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock (or any other security of the Corporation into which the Class B Common Stock becomes convertible), solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock (or any other security of the Corporation into which the Class B Common Stock becomes convertible) that shall be issuable upon the conversion of all outstanding shares of Class B Common Stock.
(i) Shares of Class B Common Stock that are converted into shares of Class A Common Stock (or another security) as provided herein shall continue as authorized but unissued shares of Class B Common Stock and shall be available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be re-issued at any time when no shares of Class B Common Stock are outstanding.
     Section 3. Dividends.
     As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends pro rata at the same rate per share. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the shares of Class A Preferred, the Class B Preferred and, if any, the shares of any other securities of the Corporation that by their terms are senior to the Common Stock with respect to dividends.
     Section 4. Liquidation.
     Subject to the provisions of the shares of Class A Preferred, the Class B Preferred and, if any, the shares of any other securities of the Corporation that by their terms are senior to the Common Stock with respect to liquidation, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share in all distributions made to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.
     Section 5. Registration of Transfer.
     The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common

Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.
     Section 6. Replacement.
     Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     Section 7. Notices.
     All notices referred to herein shall be in writing, and shall be delivered by registered or certificated mail, return receipt requested, postage paid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).
     Section 8. Amendment and Waiver.
     No amendment or waiver of any provision of this Part D shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class.
     D. DEFINITIONS.
     “Class B Group” means (i) all members of the Onex Group, (ii) all Management Investors and (iii) any other Person who obtains Class B Common Stock through a direct issuance by the Corporation, each of which shall be considered a member of the Class B Group for purposes hereof.

     “Management Investor” means any individual employed by the Corporation or any subsidiary of the Corporation that received Class B Common Stock upon the recapitalization of the Corporation’s Common Stock into Class B Common Stock and any Affiliate of such individual employee to whom such individual employee Transfers Common Stock.
     “Onex Group” means Onex, Onex Partners and any controlled Affiliate of Onex or Onex Partners, each of which shall be considered “a member of the Onex Group” for purposes hereof.
     “Onex Partners” means Onex Partners LP, a limited partnership organized under the laws of the State of Delaware, and any successor to all or substantially all the assets and business thereof, including any interest owned by Onex Partners in shares of capital stock of the Corporation.
     “Transfer” with respect to shares of Common Stock means to sell, assign, donate, contribute, place in trust (including a voting trust), or otherwise voluntarily or involuntarily dispose of, directly or indirectly, such shares, but shall not include the creation of a security interest in or pledge of such shares.
V.
     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its Board of Directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
     A. BOARD OF DIRECTORS.
          1) POWERS; NUMBER OF DIRECTORS. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the bylaws of the Corporation.
          2) ELECTION OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, with directors initially assigned to each class by resolution adopted by a majority of the members of the Board of Directors. At the first annual meeting of stockholders following the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the term of office of the Class I directors shall expire and new Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and new Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and new Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
               If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain a number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. To the extent reasonably possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the members of the Incumbent Board then in office, although less than a quorum.
               The “Incumbent Board” shall mean those directors of the Corporation who, as of the Initial Public Offering, constitute the Board of Directors of the Corporation, provided that (i) any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or (ii) any person appointed by the Incumbent Board to fill a vacancy, shall also be considered a member of the Incumbent Board of the Corporation.
          A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
          3) REMOVAL OF DIRECTORS.
               a. Subject to the rights of the holders of any series of Preferred Stock, neither the Board of Directors nor any individual director may be removed without cause.
               b. Subject to any limitation imposed by law, any director may be removed with cause by the holders of at least 66?% of the voting power of the Corporation entitled to vote at an election of directors.
          4) VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled by the vote of a majority of the members of the Incumbent Board then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Subject to the rights of the holders of any series of Preferred Stock, in the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Any director elected in accordance with this section shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
     B. ACTION BY STOCKHOLDERS.
          1) Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of such designation, stockholders’ meetings shall be held at the registered office of the Company.
          2) The annual meeting of stockholders shall be held on such date, and at such time and place, either within or outside the State of Delaware, as may be designated by resolution of the Board of Directors each year. At the annual meeting of stockholders, directors shall be elected and any proper business may be transacted.
          3) Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.
          4) No action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of the stockholders of the Corporation.
          5) No action shall be taken by the stockholders by written consent in lieu of a meeting.
          6) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.
          7) The chairman of any meeting of stockholders, as determined by the Board of Directors, shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business.
     C. BYLAWS
          1) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the bylaws of the Corporation by resolutions adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors.
          2) Stockholders may not make, adopt, alter, amend, change or repeal the bylaws of the Corporation except upon the affirmative vote of at least 66?% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

VI.
     The Corporation is to have perpetual existence.
VII.
     A. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL, including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof, as the same may be amended or supplemented.
     B. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
     C. The Corporation shall have the power, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented, to indemnify any person by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     D. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation’s Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
VIII.
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, no amendment, alteration, change or repeal may be made to Article V, Article VII or this Article VIII without the affirmative vote of the holders of at least 66?% of the outstanding voting power of the Corporation, voting together as a single class.
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     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amended and Restated Certificate of Incorporation as of the ___day of ___, 2007.

Jose Lynch
President, Chief Operating Officer and Director

Roland Rapp
Secretary